EXHIBIT 10.2

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (“Agreement”) is entered into and effective as of November 26, 2008 (the “Effective Date”), by and between YA GLOBAL INVESTMENTS, L.P. (the “Seller”) and HOMELAND SECURITY CAPITAL CORPORATION (the “Buyer”).

RECITALS

A.     Seller owns and wishes to sell, 2,043,494 shares of issued and outstanding Buyer common stock, par value, $.001 per share (the “Shares”).

B.     Buyer desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Buyer, on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the covenants, representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I.
PURCHASE AND SALE

1.1.     Recitals. The recitals to this Agreement are hereby incorporated into and made a part of this Agreement.

1.2.     Purchase and Sale. Seller shall sell, transfer and deliver to Buyer all of Seller’s right, title, and interest in the Shares. Except as stated herein, Buyer’s obligation to purchase the Shares and Seller’s obligation to sell the Shares shall be irrevocable, absolute and unconditional, subject only to the terms and conditions of this Agreement.

1.3.     Purchase Terms. In full consideration for the sale, transfer, and delivery of the Shares, Buyer shall pay to Seller an amount equal to $178,655.21 (the “Purchase Price”). On the Closing Date (as defined below), Buyer shall pay Seller the amount of the Purchase Price in the form of a Promissory Note in substantially the form attached as Exhibit A hereto.

ARTICLE II.
CLOSING AND CLOSING DATE

2.1.     Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of the Company on November 26, 2008, or such earlier date as to which the parties may agree (the “Closing Date”).

2.2.     Closing Documents. The following documents, duly executed and (where appropriate) acknowledged, shall be delivered by the applicable party on the Closing Date:

(a)     a stock power to transfer the Shares, and a certificate confirming, as of the Closing Date, all of the Seller’s representations and warranties under this Agreement, both executed by Seller;

(b)     an Escrow Agreement in the form attached as Exhibit B hereto executed by both parties;

(c)     the Stock Pledge Agreement;

(d)     the Note; and

(e)     Any and all other instruments or documents necessary to comply with and carry out the terms and provisions of this Agreement; provided, however, that no such documents shall expand any obligations or liabilities of Seller beyond that set forth in this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES; SELLER COVENANTS

3.1.     Seller’s Representations and Warranties. The Seller hereby represents and warrants to Buyer on the date of this Agreement and as of the Closing Date as follows:

(a)     This Agreement constitutes and, upon execution, the documents executed by Seller at Closing will constitute, valid and legally binding obligations of Seller, enforceable in accordance with its respective terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b)     Seller has good and valid title to all of the Shares, free and clear of any and all Encumbrances whatsoever, and none of such Shares is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of such Shares is subject to any restriction on transfer thereof except for restrictions under applicable federal and state securities Laws. Upon consummation of the transactions contemplated hereby in accordance with the terms hereof, the Seller will convey good and valid title to the Buyer of all of the Shares, free and clear of any and all Encumbrances whatsoever, except for restrictions on transfer under applicable federal and state securities Laws.

(c)     Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement does or will constitute a breach or default (or with the lapse of time and/or the receipt of notice would constitute a breach or default) under any contract or commitment to which the Seller or any of its properties or assets are bound.

(d)     Seller has obtained all approvals and consents which may be necessary or desirable to consummate the transactions contemplated in this Agreement. No other consent, approval, or waiver of any Person is required to be made in connection with the execution, delivery or performance of this Agreement by Seller.

(e)     There are no (i) outstanding calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of the Shares, or (ii) Encumbrances, rights of first refusal, rights of first offer, proxies, voting trusts, or voting agreements with respect to the Shares or obligations to repurchase or otherwise acquire the Shares pursuant to any agreement to which the Seller is or may be bound.

3.2.     Buyer’s Representations and Warranties. The Buyer hereby represents and warrants to, and agrees with, the Seller that:

(a)     This Agreement constitutes and, upon execution, the documents executed by the Buyer at Closing will constitute, valid and legally binding obligations of the Buyer that is a party thereto, enforceable in accordance with their respective terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

(b)     Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement does or will constitute a breach or default (or with the lapse of time and/or the receipt of notice would constitute a breach or default) under any contract or commitment to which the Buyer is a party or by which the Buyer and/or any of its property is bound.

(c)     Buyer has obtained all approvals and consents which may be necessary or desirable to consummate the transactions contemplated in this Agreement. No other consent, approval, waiver or authorization of, or registration, qualification or filing with or notice to any federal, state or local governmental or regulatory authority, or any other person or entity (including, without limitation, the Company) is required to be made in connection with the execution, delivery or performance of this Agreement by Buyer.

ARTICLE IV.

CONDITIONS TO CLOSING

4.1.     Seller’s Conditions to Close. The obligation of the Seller to consummate the Closing is subject to the fulfillment on or before the Closing of each of the following conditions by Buyer (or the written waiver by Seller thereof):

(a)     The representations and warranties of Buyer under this Agreement shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

(b)     Buyer shall have (i) delivered to Seller the Purchase Price in the form of the Note, and (ii) executed and delivered to Seller the documents required to be delivered by Buyer pursuant to Section 2.2.

(c)     Buyer shall have fully performed and complied with all of the provisions of this Agreement.

4.2.     Buyer’s Conditions to Close. The obligation of the Buyer to consummate the Closing is subject to the fulfillment on or before the Closing of each of the following conditions by Seller (or the written waiver by Buyer thereof):

(a)     The representations and warranties of Seller under this Agreement shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

(b)     Seller shall have executed and delivered to Buyer the documents required to be delivered by Seller pursuant to Section 2.2.

(c)     Seller shall have fully performed and complied with all of the provisions of this Agreement.

4.3.     Termination Rights. If the conditions to the obligations of any party to close the transactions contemplated hereby are not satisfied on the Closing Date, such party shall be entitled to terminate this Agreement, but such termination shall be without prejudice to the right to recover all damages resulting from any default by the other party under this Agreement (which right to recover damages shall survive such termination).

ARTICLE V.
REMEDIES; ATTORNEYS’ FEES

5.1.     Remedies.

(a)     In the event of any default under or breach by Buyer of any of its representations, warranties, covenants or agreements set forth in this Agreement, the Seller shall have the right to terminate this Agreement, without prejudice to the right of Seller to recover all damages incurred by Seller as a result of the default or breach (which right to recover damages shall survive such termination) and/or to exercise any and all rights and remedies that may be available at law or in equity (including, without limitation, the right to obtain specific performance of the terms of this Agreement).

(b)     In the event of any default under or breach by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement, the Buyer shall have the right to (i) terminate this Agreement, without prejudice to the right of Buyer to recover all damages incurred by Seller as a result of the default or breach (which right to recover damages shall survive such termination) and/or (ii) to exercise any and all rights and remedies that may be available at law or in equity (including, without limitation, the right to obtain specific performance of the terms of this Agreement) to recover damages resulting from such breach.

(c)     If either party shall seek specific performance, Buyer and Seller hereby waive any objection or defense that that there may be an adequate remedy at law.

5.2.     Attorneys’ Fees. In the event of any litigation between the parties with respect to this Agreement or the transactions contemplated thereby, the prevailing party shall be entitled to recover all of its costs and expenses, including, without limitation, reasonable attorneys ’ fees (before, during and after any proceeding), from the non-prevailing party.

ARTICLE VI.
GENERAL PROVISIONS

6.1.     Survival. The representations, warranties and covenants of the Seller and the Buyer contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

6.2.     Expenses Related to this Agreement. Each party shall pay their respective attorneys' fees and expenses incurred in the preparation and negotiation of this Agreement and the Documents.

6.3.     Heirs, Successors and Assigns. This Agreement shall be binding upon, and subject to the restrictions on assignment by Buyer contained herein inure to the benefit of, each party hereto and their respective heirs, successors and assigns.

6.4.     Waiver, Modification or Cancellation. Any waiver, alteration or modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless in writing and signed by the parties hereto.

6.5.     Governing Law. The laws of the State of Delaware govern the validity, interpretation, construction and enforcement of this Agreement.

6.6.     Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants or conditions nor shall any waiver or relinquishment of any right or power be deemed a waiver of such terms, covenants or conditions nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

6.7.     Notice. Any notice required to be given hereunder pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered in person, or by messenger or courier service, charges prepaid or billed to the account of the party giving notice, or (b) on receipt after being sent by first class certified or registered mail, postage prepaid, return receipt requested, or (c) on receipt after being sent by express mail or a reputable delivery service guaranteeing overnight delivery, in each case addressed as follows or such other address as may be provided by like notice:

If to the Company, to:	Mr. C. Thomas McMillen
Chief Executive Officer
Homeland Security Capital Corporation
1005 N. Glebe Road, Ste. 550
Arlington, VA 22201
Facsimile: (703) 528-0956

With a copy to:	Martin T. Schrier, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
200 S. Biscayne Blvd., Suite 3900
Miami, FL 33131
Facsimile: (305) 358-7095

With a copy to:	YA Global Investments, L.P. 101 Hudson Street, Suite 3700 Jersey City, NJ 07302 Attention: Mark Angelo Telephone: (201) 985-8300 Facsimile: (201) 985-8266 Residence: Cayman Islands

With a copy to:	David Gonzalez, Esq. 101 Hudson Street, Suite 3700 Jersey City, New Jersey 07302 Telephone: (201) 985-8300 Facsimile: (201) 985-8266

6.8.     Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, and contains all of the covenants, agreements and representations between the parties with respect to such matter. Buyer hereby acknowledges that no promise, representation or warranty (either express or implied) not contained in this Agreement has been made to induce Buyer to execute this Agreement. All exhibits attached hereto are hereby made a part of this Agreement for all purposes.

6.9.     Definitions.

The following terms have the following meanings:

“Confidential Information” means all (a) confidential information and trade secrets of the Company including any of the same comprising the identity, lists or descriptions of any customers, referral sources or organizations; (b) financial statements, cost reports or other financial information; (c) contract proposals, or bidding information; (d) business plans and training and operations methods and manuals; (e) personnel records; (f) information concerning fee structures; (g) management systems, policies or procedures, including related forms and manuals; (h) all books and records of the Company not already included in (a) through (g) of this definition, and (i) the existence of the transactions contemplated by the Company. Confidential Information shall not include any information which (i) is disclosed pursuant to subpoena or other legal process, (ii) has been publicly disclosed, (iii) subsequently becomes legally known and is not in violation of any obligation of confidentiality of such Person, or (iv) is subsequently disclosed by any third Person not in breach of a confidentiality agreement.

“Encumbrance” means, with respect to any asset, any lien, mortgage, deed of trust, pledge, hypothecation, security interest, voting right, preemptive right or any other right under any shareholders or similar agreement, encumbrance, easement, right of way, encroachment, claim, lien, lease (including any capitalized lease) or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement and the filing of, or agreement to give, any financing statement with respect to any asset under the Uniform Commercial Code of any state or comparable Law.

“Law(s)” means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any governmental body or common law.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or governmental body.

“Proceeding” means any action, suit, proceeding, complaint, charge, hearing inquiry or investigation including any of the same before or by any governmental body.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written

SELLER:
YA GLOBAL INVESTMENTS, L.P.
By: Yorkville Advisors, LLC, its investment manager
By:____/s/ Marc Angelo ________________ Marc Angelo, President and Portfolio Manager

BUYER:
HOMELAND SECURITY CAPITAL CORPORATION

Name:___/s/ C. Thomas McMillen____________ C. Thomas McMillen, Chief Executive Officer